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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 14, 1996, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Ciatti's, Inc. on Form 10-KSB for the fifty-two weeks ended June 30, 1996. We consent to the incorporation by reference of said report in the Registration Statements of Ciatti's, Inc. on Forms S-8 (File No. 33-28306, effective April 24, 1989 and File No. 33-76974, effective March 28, 1994).


                                                          /s/ Grant Thornton LLP
                                                              GRANT THORNTON LLP

Minneapolis, Minnesota
September 23, 1996